UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 16, 2006


                               CEL-SCI CORPORATION
                               -------------------
             (Exact name of Registrant as specified in its charter)


     Colorado                          1-11889                  84-0916344
--------------------              ------------------       ------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
of incorporation)                                           Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
--------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------

                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Request to American Stock Exchange for Extension time to File the Company's 10-K with the SEC and to Distribute the Annual Report to Shareholders

      CEL-SCI's common stock is traded on the American Stock Exchange (AMEX). The rules of the American Stock Exchange require CEL-SCI to file its 10-K with the SEC in a timely manner and to furnish its shareholders with an annual report no later than four months after the end of CEL-SCI's fiscal year. The AMEX rules also permit an extension of the time to distribute an annual report if there is good cause for delay. CEL-SCI, on January 17, 2006, requested an extension from the AMEX until February 28, 2006 to file its 10-K with the SEC and another extension to distribute its annual report to its shareholders no later than April 15, 2006. In that letter CEL-SCI explained that it had never previously been late for any of its financial filings, that it has, diligently, been trying to resolve certain issues described below and that it has hired a third accounting firm to resolve these complicated issues in a timely manner.

      Subsequent to the issuance of CEL-SCI's June 30, 2005 Form 10-Q, CEL-SCI determined that there may be restatements in its previously issued financial statements. All of the restatements discussed herein are of a non-cash nature and do not affect the CEL-SCI's cash position. CEL-SCI is working to complete its evaluation of the transactions in question, which involve certain financial instruments issued by CEL-SCI between August 18, 2001 and November 28, 2003, specifically, Series E Preferred Stock, the Cambrex Convertible Debt, Series F, G and H Convertible Securities, the equity line agreements, as well as Series I and J common stock financings, and any warrants associated with these transactions. Although CEL-SCI has not completed its evaluation, it has tentatively concluded that these instruments contain derivatives or embedded derivatives which will need to be accounted for under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, ("FAS 133") and under Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, ("EITF 00-19"). Simplistically, these instruments should be accounted for as assets or liabilities and marked-to-market at the end of each reporting period until certain conditions have been met, the instruments expire, or the instruments are converted to equity. When such instruments no longer require mark-to-market accounting, such instruments will be reclassified from assets or liabilities to equity. Until such analyses are completed, the Company is unable to determine exactly the impact on previously filed interim and audited financial statements.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

      On January 16, 2006, CEL-SCI's audit committee concluded that CEL-SCI's financial statements for the annual and interim periods in fiscal years 2001, 2002, 2003, and 2004, the fiscal year 2005 quarterly reporting periods of December 31, 2004, March 31, 2005 and June 30, 2005, and the related audit reports of our former independent registered public accounting firm, Deloitte & Touche LLP, should no longer be relied upon as a result of identified errors in the accounting for certain transactions, which are expected to require restatement of the Company's historical financial statements. Until such analyses are completed, the Company is unable to determine exactly the impact on previously filed interim and audited financial statements.

      CEL-SCI is working to complete its evaluation of the transactions in question, which involve certain financial instruments issued by CEL-SCI between August 18, 2001 and November 28, 2003, specifically, Series E Preferred Stock, the Cambrex Convertible Debt, Series F, G and H Convertible Securities, the equity line agreements, as well as Series I and J common stock financings, and any warrants associated with these transactions. Although CEL-SCI has not completed its evaluation, it has tentatively concluded that these instruments contain derivatives or embedded derivatives which will need to be accounted for under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, ("FAS 133") and under Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock, ("EITF 00-19"). Simplistically, these instruments should be accounted for as assets or liabilities and marked-to-market at the end of each reporting period until certain conditions have been met, the instruments expire, or the instruments are converted to equity. When such instruments no longer require mark-to-market accounting, such instruments will be reclassified from assets or liabilities to equity.

      Geert Kersten, CEL-SCI's Chief Executive Officer discussed the matters disclosed in this 8-K report with the audit committee of CEL-SCI, Deloitte & Touche LLP, CEL-SCI's former independent registered public accounting firm, and BDO Seidman, CEL-SCI's independent registered public accounting firm.

Item 9.01   Financial Statements, Exhibits and Pro Forma Financial Information

      (d)   Exhibits

           None


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 2006.

                                 CEL-SCI CORPORATION



                                 By:   /s/ Geert R. Kersten
                                      ----------------------------------------
                                      Geert R. Kersten, Chief Executive Officer




                                       3